Exhibit 99.1

Regional Management Corp. Announces Fourth Quarter 2025 Results

- Net income of $12.9 million and diluted earnings per share of $1.30, up 30% and
33% year-over-year, respectively -

- Record originations and 13.1% year-over-year portfolio growth drive record revenue -

- Annualized operating expense ratio of 12.4%, an all-time best -

Greenville, South Carolina – February 4, 2026 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the fourth quarter ended December 31, 2025.

“We delivered strong financial and operating results in the fourth quarter and finished 2025 with excellent momentum,” said Lakhbir S. Lamba, President and Chief Executive Officer of Regional Management Corp. “Fourth quarter net income increased more than 30% year-over-year, driven by solid portfolio growth, record quarterly revenue, improving underlying credit performance, and continued expense discipline. For the full year, we generated net income of $44.4 million, while growing our total portfolio by 13% year-over-year.”

“As I step into this role, I am encouraged by the strength of the platform we have built and the opportunities ahead,” added Mr. Lamba. “Our auto-secured portfolio continues to grow rapidly with compelling credit performance and returns, and we are expanding thoughtfully into new markets. At the same time, we are investing in our people, technology, data and analytics, and credit risk management to drive sustainable, profitable growth and higher return on equity. Regional enters 2026 from a position of strength, and I am confident in our ability to continue creating long-term value for our customers, communities, and shareholders.”

Fourth Quarter 2025 Highlights

•
Net income for the fourth quarter of 2025 was $12.9 million and diluted earnings per share was $1.30, up 30.2% and 32.7% year-over-year, respectively.

•
Net finance receivables as of December 31, 2025 were a record $2.1 billion, an improvement of $247.7 million, or 13.1%, from the prior-year period, driven by strong performance from digital leads, demand for auto-secured products, and 17 new branches opened in 2025.

o
Record total originations of $537.3 million, up 12.9% from the prior-year period, while maintaining prudent underwriting criteria.

o
Large loan net finance receivables of $1.6 billion increased $256.4 million, or 19.2%, from the prior-year period and represented 74.4% of the total loan portfolio, compared to 70.6% in the prior-year period.

▪
Auto-secured net finance receivables of $294.3 million increased $87.7 million, or 42.4%, from the prior-year period and represented 13.7% of the total loan portfolio, compared to 10.9% in the prior-year period.

o
Small loan net finance receivables of $547.0 million decreased $8.7 million, or 1.6%, from the prior-year period and represented 25.6% of the total loan portfolio, compared to 29.4% in the prior-year period.

o
Net finance receivables with annual percentage rates (APRs) above 36% increased by 9.3% year-over-year and represented 17.9% of the portfolio, compared to 18.5% in the prior-year period.

o
Customer accounts improved by 2.7% from the prior-year period.

•
Record quarterly total revenue of $169.7 million, an increase of $14.9 million, or 9.6%, from the prior-year period, primarily due to growth in average net finance receivables.

o
Total revenue yield (annualized total revenue as a percentage of average net finance receivables) for the fourth quarter of 2025 was 32.5%, compared to 33.4% in the prior-year period, a decrease of 90 basis points due to product mix shift and a 20 basis point benefit in the prior-year period from the release of personal property insurance reserves related to hurricane activity.

o
Interest and fee yield (annualized interest and fee income as a percentage of average net finance receivables) decreased 50 basis points from the prior-year period due to product mix shift.

•
Provision for credit losses for the fourth quarter of 2025 was $66.4 million, an increase of $8.8 million, or 15.2%, from the prior-year period, driven by portfolio growth.

o
The net credit loss rate (annualized net credit losses as a percentage of average net finance receivables) for the fourth quarter of 2025 was 11.0%, a 20 basis point increase compared to 10.8% in the prior-year period but a 30 basis point year-over-year improvement after adjusting for the prior-year 50 basis point impact from disaster deferrals.

o
The provision for credit losses for the fourth quarter of 2025 included a sequential reserve increase of $8.9 million due to portfolio growth occurring during the fourth quarter of 2025.

o
The allowance for credit losses was $220.9 million as of December 31, 2025, or 10.3% of net finance receivables, stable sequentially and an improvement compared to 10.5% in the prior-year period, which included an estimated 10 basis points related to prior-year hurricane activity.

•
As of December 31, 2025, 30+ day contractual delinquencies totaled $161.2 million, or 7.5% of net finance receivables, a 50 basis point increase sequentially due to seasonality and a 20 basis point improvement from the prior-year period.

•
General and administrative expenses for the fourth quarter of 2025 were $64.5 million, an improvement of $0.1 million from the prior-year period. The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the fourth quarter of 2025 was 12.4%, an all-time best. The ratio reflected improvements of 40 basis points and 160 basis points from 12.8% and 14.0% in the prior-quarter and prior-year periods, respectively.

•
In the fourth quarter of 2025, the company repurchased 196,999 shares of its common stock at a weighted-average price of $38.07 per share under the company's stock repurchase program.

First Quarter 2026 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the first quarter of 2026. The dividend will be paid on March 12, 2026 to shareholders of record as of the close of business on February 19, 2026. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of December 31, 2025, the company had net finance receivables of $2.1 billion and debt of $1.7 billion. The debt consisted of:

•
$188.6 million on the company’s $355 million senior revolving credit facility,
•
$81.6 million on the company’s aggregate $425 million revolving warehouse credit facilities, and
•
$1.4 billion through the company’s asset-backed securitizations.

As of December 31, 2025, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $511 million, or 65.6%, and the company had available liquidity of $149.2 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of December 31, 2025, the company’s fixed-rate debt as a percentage of total debt was 84%, with a weighted-average coupon of 4.7% and a weighted-average revolving duration of 1.1 years.

The company had a funded debt-to-equity ratio of 4.4 to 1.0 and a stockholders’ equity ratio of 17.7%, each as of December 31, 2025. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.8 to 1.0, as of December 31, 2025. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (877) 407-0752 (toll-free) or (201) 389-0912 (international). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; impacts of a prolonged U.S. federal government shutdown; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	4Q 25	4Q 24	$	%	FY 25	FY 24	$	%
Revenue
Interest and fee income	$153,029	$138,246	$14,783	10.7%	$578,949	$528,894	$50,055	9.5%
Insurance income, net	11,386	11,792	(406)	(3.4)%	45,573	40,695	4,878	12.0%
Other income	5,287	4,794	493	10.3%	21,076	18,914	2,162	11.4%
Total revenue	169,702	154,832	14,870	9.6%	645,598	588,503	57,095	9.7%

Expenses
Provision for credit losses	66,379	57,626	(8,753)	(15.2)%	245,432	212,200	(33,232)	(15.7)%

Personnel	40,394	40,549	155	0.4%	159,637	153,789	(5,848)	(3.8)%
Occupancy	7,227	6,748	(479)	(7.1)%	28,204	25,823	(2,381)	(9.2)%
Marketing	3,874	4,777	903	18.9%	18,551	19,006	455	2.4%
Other	13,024	12,572	(452)	(3.6)%	51,183	49,080	(2,103)	(4.3)%
Total general and administrative	64,519	64,646	127	0.2%	257,575	247,698	(9,877)	(4.0)%

Interest expense	22,646	19,805	(2,841)	(14.3)%	84,814	74,530	(10,284)	(13.8)%
Income before income taxes	16,158	12,755	3,403	26.7%	57,777	54,075	3,702	6.8%
Income taxes	3,249	2,841	(408)	(14.4)%	13,365	12,848	(517)	(4.0)%
Net income	$12,909	$9,914	$2,995	30.2%	$44,412	$41,227	$3,185	7.7%
Net income per common share:
Basic	$1.40	$1.02	$0.38	37.3%	$4.71	$4.28	$0.43	10.0%
Diluted	$1.30	$0.98	$0.32	32.7%	$4.45	$4.14	$0.31	7.5%
Weighted-average common shares outstanding:
Basic	9,233	9,691	458	4.7%	9,428	9,640	212	2.2%
Diluted	9,941	10,128	187	1.8%	9,984	9,957	(27)	(0.3)%
Return on average assets (annualized)	2.5%	2.1%			2.3%	2.3%
Return on average equity (annualized)	13.8%	11.1%			12.2%	12.0%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	4Q 25	4Q 24	$	%
Assets
Cash	$3,823	$3,951	$(128)	(3.2)%
Net finance receivables	2,140,199	1,892,535	247,664	13.1%
Unearned insurance premiums	(52,896)	(48,068)	(4,828)	(10.0)%
Allowance for credit losses	(220,900)	(199,500)	(21,400)	(10.7)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,866,403	1,644,967	221,436	13.5%
Restricted cash	94,174	131,684	(37,510)	(28.5)%
Lease assets	43,828	38,442	5,386	14.0%
Intangible assets	31,781	24,524	7,257	29.6%
Restricted available-for-sale investments	24,211	21,712	2,499	11.5%
Property and equipment	13,156	13,677	(521)	(3.8)%
Deferred tax assets, net	—	9,286	(9,286)	(100.0)%
Other assets	26,554	20,866	5,688	27.3%
Total assets	$2,103,930	$1,909,109	$194,821	10.2%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,650,764	$1,478,336	$172,428	11.7%
Unamortized debt issuance costs	(8,591)	(6,338)	(2,253)	(35.5)%
Net debt	1,642,173	1,471,998	170,175	11.6%
Lease liabilities	45,968	40,579	5,389	13.3%
Deferred tax liabilities, net	3,345	—	3,345	100.0%
Other liabilities	39,352	39,454	(102)	(0.3)%
Total liabilities	1,730,838	1,552,031	178,807	11.5%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 15,168 shares issued and 9,554 shares outstanding at December 31, 2025 and 14,921 shares issued and 10,010 shares outstanding at December 31, 2024)	1,517	1,492	25	1.7%
Additional paid-in capital	138,666	130,725	7,941	6.1%
Retained earnings	410,721	378,482	32,239	8.5%
Accumulated other comprehensive income (loss)	(2)	62	(64)	(103.2)%
Treasury stock (5,614 shares at December 31, 2025 and 4,911 shares at December 31, 2024)	(177,810)	(153,683)	(24,127)	(15.7)%
Total stockholders’ equity	373,092	357,078	16,014	4.5%
Total liabilities and stockholders’ equity	$2,103,930	$1,909,109	$194,821	10.2%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	4Q 25	3Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,593,171	$1,512,140	$81,031	5.4%	$1,336,780	$256,391	19.2%
Small loans	547,028	540,877	6,151	1.1%	555,755	(8,727)	(1.6)%
Total	$2,140,199	$2,053,017	$87,182	4.2%	$1,892,535	$247,664	13.1%
Number of branches	353	349	4	1.1%	344	9	2.6%
Net finance receivables per branch	$6,063	$5,883	$180	3.1%	$5,502	$561	10.2%

	Average Net Finance Receivables
	4Q 25	3Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,552,956	$1,460,187	$92,769	6.4%	$1,315,375	$237,581	18.1%
Small loans	535,316	541,201	(5,885)	(1.1)%	537,463	(2,147)	(0.4)%
Total	$2,088,272	$2,001,388	$86,884	4.3%	$1,852,838	$235,434	12.7%

	Revenue Yields (1)
	4Q 25	3Q 25	QoQ Inc (Dec)	4Q 24	YoY Inc (Dec)
Large loans	27.1%	27.1%	0.0%	26.8%	0.3%
Small loans	35.8%	36.7%	(0.9)%	37.4%	(1.6)%
Total interest and fee yield	29.3%	29.7%	(0.4)%	29.8%	(0.5)%
Total revenue yield	32.5%	33.1%	(0.6)%	33.4%	(0.9)%

(1) Annualized as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	4Q 25 Compared to 4Q 24
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$15,904	$1,026	$186	$17,116
Small loans	(200)	(2,141)	8	(2,333)
Product mix	1,862	(1,355)	(507)	—
Total	$17,566	$(2,470)	$(313)	$14,783

	Loans Originated (1)
	4Q 25	3Q 25	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	4Q 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$364,194	$363,055	$1,139	0.3%	$281,632	$82,562	29.3%
Small loans	173,122	159,210	13,912	8.7%	194,268	(21,146)	(10.9)%
Total	$537,316	$522,265	$15,051	2.9%	$475,900	$61,416	12.9%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	4Q 25	3Q 25	4Q 24
Net credit losses	$57,479	$51,274	$50,226
Percentage of average net finance receivables (annualized)	11.0%	10.2%	10.8%
Provision for credit losses	$66,379	$60,474	$57,626
Percentage of average net finance receivables (annualized)	12.7%	12.1%	12.4%
Percentage of total revenue	39.1%	36.5%	37.2%
General and administrative expenses	$64,519	$64,068	$64,646
Percentage of average net finance receivables (annualized)	12.4%	12.8%	14.0%
Percentage of total revenue	38.0%	38.7%	41.8%
Same store results (1):
Net finance receivables at period-end	$2,087,903	$2,000,665	$1,880,251
Net finance receivable growth rate	10.9%	9.9%	6.1%
Number of branches in calculation	336	333	337

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency
	4Q 25		3Q 25		4Q 24
Allowance for credit losses	$220,900	10.3%	$212,000	10.3%	$199,500	10.5%
Current	1,809,107	84.5%	1,740,356	84.8%	1,590,381	84.0%
1 to 29 days past due	169,858	8.0%	168,380	8.2%	156,312	8.3%
Delinquent accounts:
30 to 59 days	41,235	1.9%	40,100	1.9%	36,948	1.9%
60 to 89 days	37,158	1.7%	31,914	1.6%	35,242	1.9%
90 to 119 days	30,818	1.5%	26,304	1.2%	28,085	1.5%
120 to 149 days	27,765	1.3%	23,722	1.2%	23,987	1.3%
150 to 179 days	24,258	1.1%	22,241	1.1%	21,580	1.1%
Total delinquency	$161,234	7.5%	$144,281	7.0%	$145,842	7.7%
Total net finance receivables	$2,140,199	100.0%	$2,053,017	100.0%	$1,892,535	100.0%
1 day and over past due	$331,092	15.5%	$312,661	15.2%	$302,154	16.0%

	Contractual Delinquency by Product
	4Q 25		3Q 25		4Q 24
Large loans	$99,956	6.3%	$85,865	5.7%	$88,054	6.6%
Small loans	61,278	11.2%	58,416	10.8%	57,788	10.4%
Total	$161,234	7.5%	$144,281	7.0%	$145,842	7.7%

	Income Statement Quarterly Trend
	4Q 24	1Q 25	2Q 25	3Q 25	4Q 25	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$138,246	$136,553	$140,695	$148,672	$153,029	$4,357	$14,783
Insurance income, net	11,792	11,297	11,499	11,391	11,386	(5)	(406)
Other income	4,794	5,117	5,248	5,424	5,287	(137)	493
Total revenue	154,832	152,967	157,442	165,487	169,702	4,215	14,870
Expenses
Provision for credit losses	57,626	57,992	60,587	60,474	66,379	(5,905)	(8,753)
Personnel	40,549	41,142	38,584	39,517	40,394	(877)	155
Occupancy	6,748	6,906	6,911	7,160	7,227	(67)	(479)
Marketing	4,777	5,406	5,059	4,212	3,874	338	903
Other	12,572	12,589	12,391	13,179	13,024	155	(452)
Total general and administrative	64,646	66,043	62,945	64,068	64,519	(451)	127
Interest expense	19,805	19,771	20,426	21,971	22,646	(675)	(2,841)
Income before income taxes	12,755	9,161	13,484	18,974	16,158	(2,816)	3,403
Income taxes	2,841	2,154	3,344	4,618	3,249	1,369	(408)
Net income	$9,914	$7,007	$10,140	$14,356	$12,909	$(1,447)	$2,995
Net income per common share:
Basic	$1.02	$0.73	$1.07	$1.53	$1.40	$(0.13)	$0.38
Diluted	$0.98	$0.70	$1.03	$1.42	$1.30	$(0.12)	$0.32
Weighted-average shares outstanding:
Basic	9,691	9,610	9,504	9,370	9,233	137	458
Diluted	10,128	10,025	9,843	10,133	9,941	192	187

	Balance Sheet & Other Key Metrics Quarterly Trends
	4Q 24	1Q 25	2Q 25	3Q 25	4Q 25	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,909,109	$1,900,683	$1,967,131	$2,028,266	$2,103,930	$75,664	$194,821
Net finance receivables	$1,892,535	$1,890,351	$1,960,364	$2,053,017	$2,140,199	$87,182	$247,664
Allowance for credit losses	$199,500	$199,100	$202,800	$212,000	$220,900	$8,900	$21,400
Debt	$1,478,336	$1,477,860	$1,509,133	$1,581,992	$1,650,764	$68,772	$172,428
Interest and fee yield (1)	29.8%	28.9%	29.4%	29.7%	29.3%	(0.4)%	(0.5)%
Efficiency ratio (2)	41.8%	43.2%	40.0%	38.7%	38.0%	(0.7)%	(3.8)%
Operating expense ratio (3)	14.0%	14.0%	13.2%	12.8%	12.4%	(0.4)%	(1.6)%
Delinquency rate (4)	7.7%	7.1%	6.6%	7.0%	7.5%	0.5%	(0.2)%
Net credit loss rate (5)	10.8%	12.4%	11.9%	10.2%	11.0%	0.8%	0.2%
Book value per share	$35.67	$35.48	$36.43	$37.94	$39.05	$1.11	$3.38

(1) Annualized interest and fee income as a percentage of average net finance receivables.

(2) General and administrative expenses as a percentage of total revenue.

(3) Annualized general and administrative expenses as a percentage of average net finance receivables.

(4) Delinquent loans outstanding as a percentage of ending net finance receivables.

(5) Annualized net credit losses as a percentage of average net finance receivables.

	Average Net Finance Receivables
	FY 25	FY 24	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,432,174	$1,278,683	$153,491	12.0%
Small loans	541,363	509,798	31,565	6.2%
Total	$1,973,537	$1,788,481	$185,056	10.3%

	Revenue Yields
	FY 25	FY 24	YoY Inc (Dec)
Large loans	26.7%	26.4%	0.3%
Small loans	36.2%	37.5%	(1.3)%
Total interest and fee yield	29.3%	29.6%	(0.3)%
Total revenue yield	32.7%	32.9%	(0.2)%

	Components of Increase in Interest and Fee Income
	FY 25 Compared to FY 24
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$40,538	$4,189	$503	$45,230
Small loans	11,838	(6,604)	(409)	4,825
Product mix	2,349	(1,817)	(532)	—
Total	$54,725	$(4,232)	$(438)	$50,055

	Loans Originated (1)
	FY 25	FY 24	FY $ Inc (Dec)	FY % Inc (Dec)
Large loans	$1,305,531	$973,048	$332,483	34.2%
Small loans	656,499	681,463	(24,964)	(3.7)%
Total	$1,962,030	$1,654,511	$307,519	18.6%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	FY 25	FY 24
Net credit losses	$224,032	$200,100
Percentage of average net finance receivables	11.4%	11.2%
Provision for credit losses	$245,432	$212,200
Percentage of average net finance receivables	12.4%	11.9%
Percentage of total revenue	38.0%	36.1%
General and administrative expenses	$257,575	$247,698
Percentage of average net finance receivables	13.1%	13.8%
Percentage of total revenue	39.9%	42.1%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	4Q 25
Debt	$1,650,764
Total stockholders' equity	373,092
Less: Intangible assets	31,781
Tangible equity (non-GAAP)	$341,311
Funded debt-to-equity ratio	4.4	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.8	x